Amendment No. 1 dated August 17, 2012 to PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-178081
For Performance Leveraged Upside Securities
(To Prospectus dated November 21, 2011)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes
_____________________

Performance Leveraged Upside SecuritiesSM (“PLUSSM”)
Linked to One or More Indices and/or Exchange-Traded Funds
_____________________

We, Morgan Stanley, may offer from time to time performance leveraged upside securities, which we refer to as PLUSSM, that may be linked to a single index, shares of an exchange-traded fund or a  basket consisting of two or more components which may be indices and/or exchange-traded funds. We refer to any single index, exchange-traded fund or basket that may underlie the PLUS as the underlying asset.  The specific terms of any PLUS that we offer, including the name(s) of the underlying asset(s), will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for PLUS, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The PLUS will have the following general terms:

•	The PLUS do not guarantee the return of principal at maturity.	•	The PLUS will be unsubordinated unsecured obligations of ours.

•	At maturity, the PLUS will pay an amount in cash that may be more or less than the principal amount of each PLUS based upon the change in value of the underlying asset over the term of the PLUS.	•	The PLUS will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

•
The PLUS provide exposure to both increases and decreases in the value of the underlying asset.  The exposure to potential increases in the case of bull market PLUS, or to potential decreases in the case of bear market PLUS, is leveraged, generally up to a maximum payment amount per PLUS.

The applicable pricing supplement will describe the specific terms of the PLUS, including any changes to the terms specified in this product supplement.  See “Description of PLUS—General Terms of PLUS—Terms Specified in Pricing Supplements” on page S-29.
_____________________

Investing in the PLUS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-23.
_____________________

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
_____________________

MORGAN STANLEY
August 17, 2012

For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the PLUS, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the PLUS, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the PLUS which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where PLUS are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the PLUS pursuant to an offer made under Section 275 except:

(1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the performance leveraged upside securities, which we refer to as PLUSSM, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of PLUS.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the PLUS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The PLUS we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

“Performance Leveraged Upside Securities” and “PLUS” are our service marks.

General terms of the PLUS
Unlike ordinary debt securities, the PLUS do not guarantee the return of principal at maturity.  The PLUS generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the PLUS will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”) or a basket of indices (each index, a “basket index”) and/or shares of exchange-traded funds (each exchange-traded fund, a “basket ETF”) on the valuation date.  We refer to any basket of indices and/or shares of exchange-traded funds as a “basket,” to any basket index or basket ETF as a “basket component” and to any underlying index, underlying shares or basket, as the “underlying asset.”

Bull Market PLUS

Payment at maturity
For PLUS that pay you a leveraged positive return if the underlying asset increases in value and expose you to risk of loss if the underlying asset decreases in value, which we refer to as “Bull Market PLUS,” you will receive for each PLUS that you hold at maturity an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is greater than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS + leveraged upside payment,

subject to a maximum payment at maturity specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per PLUS, as specified in the applicable pricing supplement

leveraged upside payment	=	stated principal amount	×	leverage factor	×	index percent increase

OR

stated principal amount	×	leverage factor	×	share percent increase

OR

stated principal amount	×	leverage factor	×	basket percent increase

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

leverage factor	=	the percentage specified in the applicable pricing supplement

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=	final basket value − initial basket value
initial basket value

•       If the final value is less than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in value of the underlying asset and that will be equal to:

stated principal amount    ×    index performance factor

OR

stated principal amount    ×    share performance factor

OR

stated principal amount    ×    basket performance factor

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

where,

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

Because in this scenario, the index performance factor, share performance factor and basket performance factor will, in each case, be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

For purposes of determining the index percent increase, share percent increase or basket percent increase (or the index percent decrease, share percent decrease or basket percent decrease, described below under “Bear Market PLUS”) and the index performance factor, share performance factor and basket performance factor, we use the following terms:

With respect to an underlying index:

initial index value	=	the index closing value on the day we price the PLUS for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=
the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant index business day.  In certain circumstances, the index closing value will be based on an alternate calculation of the index.  See “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

With respect to underlying shares:

initial share price	=	the share closing price of one share of the underlying shares on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the share closing price of one share of the underlying shares on the valuation date times the adjustment factor on such date

share closing price	=	as defined in “Description of PLUS—General Terms of PLUS —Some Definitions––share closing price”

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares

With respect to a basket:

initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=
on any day, the sum of the products of the basket component closing values of each basket component and the applicable multiplier for such basket component.  In certain circumstances, the basket closing value will be based on an alternate calculation of any basket index described under “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of

PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of PLUS—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable

multiplier	=
the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the PLUS.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement. The applicable pricing supplement may specify that the PLUS will have multiple valuation dates as described under “PLUS with Multiple Valuation Dates” below. Any valuation date will be subject to postponement in the event of non-index business days, non-trading days or the occurrence of a market disruption event. See “Description of PLUS—Postponement of Valuation Date(s)” below.

Certain issuances of bull market PLUS will not be subject to a maximum payment at maturity and in such cases the leveraged upside payment will not be capped.

Bear Market PLUS

For issuances of PLUS that pay you a leveraged positive return if the underlying asset decreases in value and expose you to risk of loss if the underlying asset increases in value, which we will refer to as “Bear Market PLUS,” you will receive for each PLUS that you hold at maturity an amount in cash based inversely upon the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is less than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS + enhanced downside payment,

subject to a maximum payment at maturity, if any, which will be specified in the applicable pricing supplement,

where,

stated principal amount =	the stated principal amount per PLUS, as specified in the applicable pricing supplement

enhanced downside payment	=	stated principal amount	×	leverage factor	×	index percent decrease

OR

stated principal amount	×	leverage factor	×	share percent decrease

OR

stated principal amount	×	leverage factor	×	basket percent decrease

 , depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

leverage factor	=	the percentage specified in the applicable pricing supplement

index percent decrease	=	initial index value − final index value
initial index value

share percent decrease	=	initial share price − final share price
initial share price

basket percent decrease	=	initial basket value − final basket value
initial basket value

•      If the final value is greater than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the increase in the value of the underlying asset and that will be equal to:

stated principal amount per PLUS – upside reduction amount,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

where,

upside reduction amount	=	stated principal amount per PLUS × index percent increase

OR

stated principal amount per PLUS × share percent increase

OR

stated principal amount per PLUS × basket percent increase

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

and where,

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=	final basket value − initial basket value
initial basket value

Under no circumstances will the bear market PLUS pay less than the minimum payment at maturity specified in the applicable pricing supplement.

In each applicable pricing supplement, we will provide a graph which will illustrate the performance of the particular issuance of PLUS at maturity over a range of hypothetical percentage changes in the underlying asset.  You should also review the graphs in the section of this product supplement titled “Hypothetical Payments on the PLUS at Maturity,” which provide illustrations of the payments for both bull market PLUS and bear market PLUS over a range of hypothetical percentage changes in the underlying asset.

Other features of PLUS	Certain PLUS may have features that differ from the basic PLUS described above. An issuance of PLUS could combine one or more of the features listed below.

Buffered PLUS

For issuances of PLUS with a buffer amount, which we refer to as “Buffered PLUS,” the payment at maturity will be determined as follows.

For Bull Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• if the final value is greater than the initial value,

stated principal amount + leveraged upside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final value is less than or equal to the initial value but has decreased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•       if the final value is less than the initial value and has decreased by an amount greater than the buffer amount from the initial value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

º if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be:

(stated principal amount × index performance factor) + minimum payment at maturity

OR

(stated principal amount × share performance factor) + minimum payment at maturity

OR

(stated principal amount × basket performance factor) + minimum payment at maturity

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

➢ This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

º if there is no minimum payment at maturity, the payment at maturity will be:

stated principal amount	+	[ stated principal amount	×	(index return + buffer amount)	×	downside factor ]

OR

stated principal amount	+	[ stated principal amount	×	(share return + buffer amount)	×	downside factor ]

OR

stated principal amount	+	[ stated principal amount	×	(basket return + buffer amount)	×	downside factor ]

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

➢ Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

where,

buffer amount	=
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered PLUS.

downside factor	=	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying asset beyond the buffer amount is multiplied.

index return	=	final index value − initial index value
initial index value

share return	=	final share price − initial share price
initial share price

basket return	=	final basket value − initial basket value
initial basket value

For Bear Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

•	if the final value is less than the initial value,

stated principal amount + enhanced downside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

•	if the final value is greater than or equal to the initial value but has increased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•	if the final value is greater than the initial value and has increased by an amount greater than the buffer amount from the initial value, the payment at maturity will be:

(stated principal amount – upside reduction amount) + buffer payment,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

➢ This payment will be less than the stated principal amount and may be zero.
where,
buffer amount	=
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may increase from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered PLUS

buffer payment	=	an amount equal to the product of the stated principal amount and the buffer amount

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to Buffered PLUS.

PLUS with Multiple Valuation Dates

For issuances of PLUS that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” or “—Other features of PLUS—Buffered PLUS” will apply, except that, in lieu of the final index value, final share price or final basket value, we will use the final average index value, final average share price or final average basket value, as applicable, defined as follows:

•
the final average index value will equal the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•
the final average share price will equal the arithmetic average of the products of the closing price of the underlying shares and the adjustment factor, each as determined on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date; and

•	the final average basket value will equal the arithmetic average of the basket closing values on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to PLUS with multiple valuation dates.

Your return on any PLUS will be limited by the maximum payment at maturity
Unless the applicable pricing supplement for a PLUS does not specify a maximum payment at maturity, your return on the PLUS will be limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per PLUS.

Issue price of the PLUS includes commissions and projected profit
The issue price of the PLUS, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If any scheduled valuation date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the second business day following that valuation date or final valuation date, as postponed.

Other terms of the PLUS	•
The PLUS may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

	•	The PLUS will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

	•	You will not have the right to present the PLUS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

	•	We may from time to time, without your consent, create and issue additional PLUS with the same terms as PLUS previously issued so that they may be combined with the earlier issuance.

	•	The PLUS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the PLUS.  As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity and whether a market disruption event has occurred.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the PLUS is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Forms of securities
The PLUS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the PLUS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of PLUS” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the PLUS.  You should also read about some of the risks involved in investing in the PLUS in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked securities such as the PLUS may differ from that of investments in ordinary debt securities. See the section of this product supplement called “Description of PLUS—United States Federal Taxation.” You should consult with your investment, legal, accounting and other advisers with regard to any proposed or actual investment in the PLUS.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (212) 761-4000.

HYPOTHETICAL PAYMENTS ON THE PLUS AT MATURITY

Bull Market PLUS:

Assuming an issuance of bull market PLUS linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10

•	initial index value:	1,000

•	leverage factor:	200%

•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 stated principal amount per PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 stated principal amount per PLUS.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 110% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,100 because of the leverage factor.  You will not share in increases in the final index value above 120% of the initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 110% of the initial index value.

Bear Market PLUS:

Assuming an issuance of bear market PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market PLUS for a range of hypothetical percentage changes in the underlying shares.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10

•	initial share price	$100

•	leverage factor:	400%

•	maximum payment at maturity:	$14 (140% of the stated principal amount)

•	minimum payment at maturity:	$2 (20% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final share price is greater than or equal to the initial share price, the payment at maturity on the bear market PLUS reflected in the graph below is less than or equal to the $10 stated principal amount per bear market PLUS but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 90% of the hypothetical initial share price.  For example, if the initial share price were equal to $100, you would realize the maximum payment at maturity at a final share price of $90 because of the leverage factor.  You will not share in decreases in the final share price below 60% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price decreases below 90% of the initial share price.

Bull Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bull market Buffered PLUS linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying index.  The graph is based on the following hypothetical terms:

•	stated principal amount: $10	•	initial index value: 1,000
•	leverage factor: 200%	•	buffer amount: 15%
•	minimum payment at maturity: $1.50	•	maximum payment at maturity: $11.60 (116% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 108% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,080 because of the leverage factor.  You will not share in increases in the final index value above 116% of the initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 108% of the initial index value.

Bull Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bull market Buffered PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying shares.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying shares.  The graph is based on the following hypothetical terms:

•	stated principal amount: $10	•	initial share price: $100
•	leverage factor: 200%	•	buffer amount: 10%
•	minimum payment at maturity: $0	•	maximum payment at maturity: $12 (120% of the stated principal amount)
•	downside factor: 1.111

Where the final share price is greater than the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final share price is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final share price is less than the initial share price and has decreased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS and reflects the downside factor of 1.111.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 110% of the hypothetical initial share price.  For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $110 because of the leverage factor.  You will not share in increases in the final share price above 120% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price exceeds 110% of the initial share price.

Bear Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bear market Buffered PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market Buffered PLUS for a range of hypothetical percentage changes in the underlying shares.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying shares.  The graph is based on the following hypothetical terms:

•	stated principal amount: $10	•	initial share price: $100
•	leverage factor: 300%	•	buffer amount: 15% (resulting in the buffer payment of $1.50)
•	minimum payment at maturity: $1.50	•	maximum payment at maturity: $13 (130% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final share price is greater than or equal to the initial share price but has increased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is $10.

Where the final share price is greater than the initial share price and has increased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the minimum payment at maturity, which is equal to the stated principal amount times the buffer amount in the example shown below.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 90% of the hypothetical initial share price.  For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $90 because of the leverage factor.  You will not share in decreases in the final share price below 70% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price decreases below 90% of the initial share price.

PLUS linked to a basket:

For PLUS linked to a basket, it is important to note that increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.

Below is an example illustrating the payment at maturity when the basket depreciates as a whole and therefore the basket performance factor is less than or equal to 1.0.

Stated principal amount = $10

The basket performance factor is less than 1.0

Basket Component	Weighting	Hypothetical Initial Value of Underlying Asset	Multiplier	Hypothetical Final Value of Underlying Asset	Percentage Change
X index	50%	500	0.1	250	- 50%
Y index	25%	100	0.25	120	+ 20%
Z exchange-traded fund	25%	$10	2.5	$13	+ 30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components

So, using the hypothetical basket component closing values on the valuation date above:

250 × 0.1 = 25; plus 120 × 0.25 = 30; plus 13 × 2.5 = 32.5	[for X index] [for Y index] [for Z exchange-traded fund]
= 87.5

Basket performance factor	=	final basket value / initial basket value
	=	87.5 / 100
	=	0.875
Payment at maturity	=	stated principal amount × basket performance factor
	=	$10 × 0.875
	=	$8.75

In the above example, Y index and Z exchange-traded fund (with a combined weighting of 50% of the basket) have each increased in value over the term of the PLUS, but the value of X index (with a weighting of 50% of the basket) has declined.  Although two out of the three basket components have increased in value over the term of the PLUS, a more significant decline in the basket component with the largest weighting offsets the appreciation in the other two basket components and, consequently, the basket performance factor is less than 1.0.  Therefore, the payment at maturity per PLUS will be less than the $10 stated principal amount and will equal $8.75.

PLUS with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for bull market PLUS with multiple valuation dates.  In these examples, we have assumed that the PLUS are linked to a single underlying index with an initial index value equal to 1,000, that the leverage factor is 200%, that the maximum payment at maturity is $15.00 and that the stated principal amount is $10.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index values of the underlying index on the valuation dates (four dates in our examples below) specified in the applicable pricing supplement.  Because the value of an underlying index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the value of an underlying index on the amount payable to you at maturity.  However, the underlying asset for any particular issuance of PLUS may not increase or decrease in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the PLUS for a range of hypothetical index values in a hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,600	1,100	1,000
Final Average Index Value:	1,207.5	925	1,225
Stated Principal Amount:	$10	$10	$10
Payment at Maturity on a $10 Stated Principal Amount:	$14.15	$9.25	$14.50

•
In Example 1, the index value increases on each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,207.5 is much lower than the index value of 1,600 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.15.  The return on the PLUS at maturity represents a 41.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the PLUS.

•
In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date.  Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value.  At maturity, for each PLUS, the investor receives $9.25.  The return on the PLUS at maturity represents a 7.5% loss on the stated principal amount, despite the simple index return of positive 10% over the term of the PLUS.

•
In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates.  At maturity, the final average index value of 1,225 is higher than the index value of 1,000 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.50.  The return on the PLUS at maturity represents a 45% increase above the stated principal amount, despite the simple index return of 0% over the term of the PLUS.

RISK FACTORS

The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS generally do not pay interest or guarantee the return of principal at maturity.  The return investors realize on the PLUS is generally limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS generally do not pay interest or guarantee return of principal

The terms of the PLUS differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS.  Instead, at maturity you will receive for each PLUS that you hold an amount in cash based on the final value, or final average value, of the underlying asset.  If the final value or final average value of the underlying asset is less than its initial value, in the case of bull market PLUS, or is greater than its initial value, in the case of bear market PLUS, you will lose some or all of your investment.  Buffered PLUS offer limited protection against the loss of principal for a decline in the underlying asset up to the buffer amount and, if specified in the applicable pricing supplement, provide for a minimum payment at maturity equal to the stated principal amount times the buffer amount.

Your appreciation potential is limited

The appreciation potential of the PLUS is generally limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, except for certain Buffered PLUS, you will be fully exposed to any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, in the value of the underlying asset at maturity.  As a result, you may lose some or all of your investment in the PLUS.

The market price of the PLUS may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

•	the value of the underlying asset at any time,

•	the volatility (frequency and magnitude of changes in value) of the underlying asset,

•	interest and yield rates in the market,

•	the dividend rate on the stocks constituting any underlying index, basket index or any index underlying the ETF shares (a “share underlying index”);

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any underlying index, basket index or share underlying index or stock markets generally and which may affect the final value (or final average value) of the underlying asset,

•	the time remaining to the maturity of the PLUS, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if, in the case of a bull market PLUS, at the time of sale or on earlier valuation dates, if any, the underlying asset is at, below or not sufficiently above its initial value or, in the case of a bear market PLUS, the underlying asset is at, above or not sufficiently below its initial value, or if market interest rates rise.

You can review the historical prices of the underlying asset in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of the underlying asset based on its historical performance.  The value of the applicable underlying asset may decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease or increase, respectively, in the value of the underlying asset.  In addition, there can be no assurance that the value of the underlying asset will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Nor can there be any assurance that the value of the underlying asset will not increase or decrease, respectively, beyond a specified percentage of the initial value of the underlying asset, in which case you will only receive the maximum payment at maturity.

The PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS

You are dependent on Morgan Stanley’s ability to pay all amounts due on the PLUS at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the PLUS prior to maturity will be affected by changes in the market's view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the PLUS.

The PLUS will not be listed on any securities exchange and secondary trading may be limited

The PLUS will not be listed on any securities exchange and there may be little or no secondary market for the PLUS.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS.  Accordingly, you should be willing to hold your PLUS to maturity.

Changes in the value of one or more of the basket components may offset each other

For PLUS linked to a basket, price movements in the basket components may not correlate with each other.  At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline.  Therefore, in calculating the basket closing value on any valuation date, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

For PLUS linked to a basket, the basket components may have different weightings in the underlying basket.  In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

In the case of PLUS with multiple valuation dates, the PLUS may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value

For bull market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its initial value.  A value of the underlying asset which is higher than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

For bear market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset on each of the valuation dates is less than its initial value.  A value of the underlying asset which is less than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is greater than its initial value.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has depreciated substantially as of the final valuation date.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the PLUS at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the PLUS or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying index or any basket index could adversely affect the value of the PLUS

The underlying index publishers are responsible for calculating and maintaining the underlying index or any basket index.  Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or any basket index or make other methodological changes that could change the value of the underlying index or any basket index.  Any of these actions could adversely affect the value of the PLUS.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or any basket index at any time.  In these circumstances, MS & Co., as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the index last in effect prior to discontinuance of such index.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the PLUS

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the ETF shares and, consequently, the value of the PLUS.

The ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of the relevant share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the ETF shares

MS & Co., as Calculation Agent, will adjust the amount payable at maturity for certain events affecting any ETF shares.  However, the Calculation Agent will not make an adjustment for every event that could affect the ETF shares.  If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the PLUS may be materially and adversely affected.

There are risks associated with investments in PLUS linked to the value of indices of foreign equity securities

Investments in PLUS linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

PLUS linked to certain indices are subject to currency exchange risk

For certain indices, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value.  Holders of PLUS linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

The Calculation Agent, which is a subsidiary of the issuer, will make determinations with respect to the PLUS.

As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as Calculation Agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset, may affect the payout to you at maturity.  See the definition of market disruption event under “Description of PLUS—General Terms of PLUS—Some Definitions” and the discussion under “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

Investing in the PLUS is not equivalent to investing in the underlying asset

Investing in the PLUS is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components, or their component stocks.  As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that constitute the underlying index, any basket index or any share underlying index.

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS

One or more of our subsidiaries will carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying asset, or to any of the component stocks of the underlying index, any share underlying index or any basket component, as applicable), including trading in the stocks that constitute the underlying index, any share underlying index or any basket component as well as in other instruments related to the underlying asset.  Some of our subsidiaries also trade the stocks that constitute the underlying index, any share underlying index or any basket component and other financial instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially affect the value of the underlying asset on the pricing date or on any basket component setting date and, therefore affect the value at which the underlying asset must close on the valuation date before you would receive a payment at maturity that exceeds the stated principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on any valuation date(s), could adversely affect the value of the underlying asset and, accordingly, the amount of cash you will receive upon a sale of the PLUS or at maturity.

The U.S. federal income tax consequences of an investment in the PLUS are uncertain

           Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the PLUS are uncertain, we believe that, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the PLUS, the timing and character of income on the PLUS might differ significantly from the tax treatment described in this product supplement.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

For a PLUS linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain of a U.S. investor in respect of the PLUS could be recharacterized as ordinary income (and an interest charge would be imposed).  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the PLUS.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS, including possible alternative treatments, the issues presented by the notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF PLUS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of PLUS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a PLUS shall refer to the stated principal amount specified as the denomination for that issuance of PLUS in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of PLUS

We will issue the PLUS as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional PLUS with the same terms as previous issuances of PLUS, so that the additional PLUS will be considered as part of the same issuance as the earlier PLUS.

Ranking. PLUS issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of PLUS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per PLUS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the PLUS are bull market PLUS or bear market PLUS;

•	whether the PLUS are buffered;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying asset;

•	if the PLUS are linked to a basket, the applicable multiplier for each basket component;

•	the value of the underlying asset on the pricing date or basket setting date, as applicable;

•	the valuation date(s);

•	the leverage factor;

•	the downside factor, if applicable;

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the PLUS will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the PLUS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any PLUS are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the PLUS will be listed on any stock exchange;

•	whether the PLUS will be issued in book-entry or certificated form;

•
if the PLUS are in book-entry form, whether the PLUS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the PLUS.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means, for PLUS linked to ETF shares, a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF shares.  See “—Antidilution Adjustments for PLUS linked to Exchange-Traded Funds” below.

“basket” means any basket of indices and/or shares of exchange-traded funds that the PLUS may be linked to.

“basket closing value” on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components.  In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any PLUS linked to a basket, each basket index or basket ETF that is included in the basket.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement.  If the scheduled basket component setting date is not an index business day with respect to any basket index, or is not a trading day with respect to any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for PLUS linked to a basket, any component exchange-traded fund of the underlying basket.

“basket index” means, for PLUS linked to a basket, any component index of the underlying basket.

“basket setting date” means the date that is the last basket component setting date.

“buffer amount” means:

•
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may increase from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS.

“buffer payment” means an amount equal to the product of the stated principal amount and the buffer amount.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means, for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index, underlying shares or basket, as applicable, beyond the buffer amount is multiplied.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for PLUS linked to a basket with multiple valuation dates, the arithmetic average of the basket closing values on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average index value” means, for PLUS linked to a single index with multiple valuation dates, the arithmetic average of the index closing values of the underlying index on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average share price” means, for PLUS linked to an exchange-traded fund with multiple valuation dates, the arithmetic average of the products of the share closing price of one ETF share and the adjustment factor for such ETF share, each as determined by the Calculation Agent on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket value” means the basket closing value on the valuation date.

“final index value” means the index closing value of the underlying index on the valuation date.

“final share price” means the share closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date or such other date as may be specified in the applicable pricing supplement.

“initial share price” means the share closing price of one underlying share on the pricing date or such other date as may be specified in the applicable pricing supplement.

“issue price” means the amount per PLUS specified in the applicable pricing supplement and will equal the principal amount of each PLUS, unless otherwise specified.

“leverage factor” means the percentage specified in the applicable pricing supplement.

“market disruption event” means,

(A)  with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B)  with respect to any ETF shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

(ii)
the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges; or

(iii)
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS linked to ETF shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in futures or options contract related to the share underlying index or the ETF shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in the ETF shares, see “––Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the valuation date or final valuation date, as applicable, is postponed.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date or final valuation date, as applicable, as postponed.  See “—Postponement of Valuation Date(s)” below.

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement.

“minimum payment at maturity” means $0, unless otherwise specified in the applicable pricing supplement.

“multiplier” means, for PLUS linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the PLUS.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 × multiplier = 100 × 40%

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

“payment at maturity” means the payment due at maturity with respect to each PLUS, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the PLUS for initial sale to the public.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for the ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)
if the ETF shares (or any such other security) are listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF shares (or any such other security) are listed,

(ii)	if the ETF shares (or any such other security) are securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)
if the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined above) occurs with respect to the ETF shares (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.  This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of PLUS shall be the principal amount per PLUS, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“valuation date” or “valuation dates” with respect to an issuance of PLUS will be specified in the applicable pricing supplement.  If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date.  If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component.  The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of PLUS,” references to the underlying index, a basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the PLUS are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to each PLUS an amount in cash equal to:

•	for a bull market PLUS,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable.

•	for a bear market PLUS,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

leveraged upside payment	=	stated principal amount per PLUS	×	leverage factor	×	index percent increase

OR

stated principal amount per PLUS	×	leverage factor	×	share percent increase

OR

stated principal amount per PLUS	×	leverage factor	×	basket percent increase

and,
enhanced downside payment	=	stated principal amount per PLUS	×	leverage factor	×	index percent decrease

OR

stated principal amount per PLUS	×	leverage factor	×	share percent decrease

OR

stated principal amount per PLUS	×	leverage factor	×	basket percent decrease
and,

upside reduction amount	=	stated principal amount per PLUS	×	index percent increase

OR

stated principal amount per PLUS	×	share percent increase

OR

stated principal amount per PLUS	×	basket percent increase

, in each case, depending on whether the PLUS are linked to a single index, exchange-traded fund or a basket.
and where,

index percent increase	=	final index value – initial index value
initial index value

share percent increase	=	final share price – initial share price
initial share price

basket percent increase	=	final basket value – initial basket value
initial basket value

index percent decrease	=	initial index value – final index value
initial index value

share percent decrease	=	initial share price – final share price
initial share price

basket percent decrease	=	initial basket value – final basket value
initial basket value

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

•	for a bull market Buffered PLUS,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but has decreased by an amount less than or equal to the buffer amount, the stated principal amount,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, and has decreased by an amount greater than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) stated principal amount, (ii) index return, share return or basket return, as applicable, plus buffer amount and (iii) the downside factor.

where, in addition to the terms defined above,

index return	=	final index value – initial index value	;
initial index value

share return	=	final share price – initial share price	;
initial share price

basket return	=	final basket value – initial basket value	;
initial basket value

which, in this scenario, will be a negative number.

Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

•	for a bear market Buffered PLUS,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity,

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, but has increased by an amount less than or equal to the buffer amount, the stated principal amount, or

º
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, and has increased by an amount greater than the buffer amount, the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the buffer payment, subject to the minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

♦	This payment will be less than the stated principal amount and may be zero.

Postponement of Valuation Date(s)

In determining the final value of the underlying asset in connection with the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of PLUS linked to a single index: If any scheduled valuation date is not an index business day or if a market disruption event with respect to the underlying index occurs on any such date, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled valuation date will not be determined on a date later than the fifth scheduled index business day after such scheduled valuation date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of PLUS linked to a single exchange-traded fund:  If any scheduled valuation date is not a trading day or if a market disruption event with respect to the underlying shares occurs on any such date, the share closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price for any scheduled valuation date will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for an underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of PLUS linked to a basket:  If any scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any basket component or if a market disruption event occurs on any such valuation date with respect to any basket component, the index closing value or share closing price, as applicable, with respect to each such affected basket component will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such affected basket component.  The basket closing value for any scheduled valuation date will be determined on the date on which the index closing value or share closing price, as applicable, for each of the basket components for such valuation date has been determined; provided that the index closing value or share closing price, as applicable, for any affected basket component will not be determined on a date later than the fifth scheduled index business day or trading day after the scheduled valuation date, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, the index closing value or share closing price for such basket component will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of PLUS that have multiple consecutive valuation dates: If any scheduled valuation date is not an index business day or trading day, as applicable, or if a market disruption event occurs on any such date, such valuation date shall be postponed in accordance with the applicable paragraph of the prior three paragraphs.  Each succeeding valuation date shall then be the next index business day or trading day, as applicable, following the preceding valuation date as postponed.  The final average index value, final average share price or final average basket value, as applicable, shall be determined on the date on which the index closing values, share closing prices or basket closing values, as applicable, for all scheduled valuation dates have been determined; provided that (i) the index closing value, share closing price or basket closing value, as applicable, for any valuation date will not be determined on a date later than the tenth business day after the last scheduled valuation date, (ii) the index closing value, share closing price or basket closing value, as applicable, for any remaining valuation dates that would otherwise fall after such tenth business day shall be the index closing value, share closing price or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value, share closing price or basket closing value, as applicable, for any such remaining valuation dates in accordance with the procedures described in the applicable paragraph of the prior three paragraphs.

Antidilution Adjustments for PLUS linked to Exchange-Traded Funds

If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of PLUS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such PLUS (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the PLUS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the PLUS.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the PLUS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the PLUS, which we describe below, the holders of the PLUS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the

Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the PLUS.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value of the underlying index or basket index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such PLUS, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any valuation date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date.  The index closing value of the affected index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such valuation date or date of acceleration of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the PLUS.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share closing price of the ETF shares on any valuation date or the date of acceleration following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the share underlying index (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share closing price on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the PLUS linked to ETF shares, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such PLUS, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date or the acceleration date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date.  The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the PLUS linked to ETF shares.

Trustee

The “Trustee” for each offering of PLUS issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each PLUS, on or prior to 10:30 a.m. on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to the Depositary, as holder of the PLUS, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of PLUS will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the PLUS will be MS & Co.  As Calculation Agent, MS & Co. will determine, among other things, the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, the index percent increase or decrease, the share percent increase or decrease, the basket percent increase or decrease, the index performance factor, the share performance factor, the basket performance factor, as applicable, whether a market disruption event has occurred, the payment at maturity and the amount due and payable upon any acceleration of the PLUS that we describe in the section of this product supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for PLUS linked to a single underlying index or shares of a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for PLUS linked to a basket of indices and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make.  See “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share

Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of PLUS—General Terms of PLUS—Some Definitions”.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the PLUS prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, PLUS are issued as part of our Series F medium-term note program.  We will issue PLUS only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own PLUS registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in PLUS registered in street name or in PLUS issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For PLUS in book-entry form, we will issue one or more global certificates representing the entire issue of PLUS.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry PLUS or interests in book-entry PLUS for certificated PLUS.

Each global security certificate representing book-entry PLUS will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the PLUS.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global PLUS representing book-entry PLUS is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue PLUS in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the PLUS.  The person named in the security register will be considered the owner of the PLUS for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of PLUS to vote on a proposed amendment to such PLUS, the person named in the security register will be asked to cast any vote regarding that issuance of PLUS.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your PLUS in our records and will be entitled to cast the vote regarding your PLUS.  You may not exchange certificated PLUS for book-entry PLUS or interests in book-entry PLUS.

New York Law to Govern.  The PLUS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the PLUS are made, how exchanges and transfers of the PLUS are effected and how fixed and floating rates of interest on the PLUS, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the PLUS includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date or any basket component setting date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the PLUS are linked to ETF shares, by taking positions in the ETF shares, in options contracts on the ETF shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase or sale activity on or prior to the pricing date or any basket component setting date could affect the value of the underlying asset on the pricing date or any basket component value on a basket component setting date, and therefore, could adversely affect the level at which such underlying asset must be on the valuation date(s) before you would receive a payment at maturity that exceeds the stated principal amount of the PLUS.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS, including on the valuation date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the PLUS are linked to ETF shares, by purchasing and selling the ETF shares, options contracts relating to the ETF shares or any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of the underlying asset and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any.

PLUS OFFERED ON A GLOBAL BASIS

If we offer the PLUS on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to PLUS offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the PLUS.

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the PLUS.

The discussion below assumes that the PLUS will not pay any stated interest.  The U.S. federal income tax consequences of an investment in a PLUS that provides for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the PLUS who:

•
purchase the PLUS at their “issue price,” which will equal the first price at which a substantial amount of the PLUS is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the PLUS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the PLUS as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

As stated above, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances.  For example, an investor who holds any securities the return on which is based on or linked to the performance of any index (including any component thereof) or exchange-traded fund (or its underlying assets) underlying a Bear Market PLUS should discuss with its tax advisers the U.S. federal income tax consequences of an investment in a Bear Market PLUS (including the potential application of the “straddle” rules).

In addition, we will not attempt to ascertain whether any issuer of any shares to which a PLUS relates, whether an individual stock or a component of a stock index (such shares hereafter referred to as “Underlying Shares”), is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a PLUS.  You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein.  Persons considering the purchase of the PLUS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific PLUS offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, we believe that, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative treatments of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of the PLUS described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the PLUS

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the PLUS should equal the amount paid by the U.S. Holder to acquire the PLUS.

Sale, Exchange or Settlement of the PLUS.  Upon a sale, exchange or settlement of the PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the PLUS sold, exchanged or settled.  Subject to the discussions below about the possible application of Sections 1260 and 1256 of the Code, any gain or loss recognized upon sale, exchange or settlement of the PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Application of Section 1260 of the Code

If a PLUS (other than a Bear Market PLUS) is linked to an Underlying Share that is an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code.  If an investment in the PLUS is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the PLUS could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was open.  The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the PLUS) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be recharacterized as ordinary income in respect of the PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the PLUS (which, subject to the maximum payment at maturity, if any, reflects a multiple of the percentage increase in the value of the Underlying Shares over the term of the PLUS) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  Even if an investment in the PLUS is treated as a “constructive ownership transaction,” it is unclear to what extent any long-term capital gain of a U.S. Holder in respect of a PLUS will be recharacterized as ordinary income.  It is possible, for example, that the net underlying long-term capital gain is equal to the aggregate net capital gain that the U.S. Holder would have had if the specified Underlying Shares had been acquired for fair market value on the issue date of the PLUS and sold for fair market value upon the date of sale, exchange or settlement of the PLUS (which would reflect the percentage increase, without any multiple, in the value of the Underlying Shares over the term of the PLUS).  However, the net underlying long-term capital gain could alternatively be calculated using a number of Underlying Shares that reflects the multiple upon which any gain on the PLUS would be calculated.  Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 1260 of the Code applies to PLUS linked to Pass-Thru Entities.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the PLUS.

Possible Application of Section 1256 of the Code

Special rules will apply if the PLUS, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if the PLUS is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the PLUS may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 of the Code were to apply to a PLUS, U.S. Holders would be required (i) to mark to market all, or a portion, of the PLUS as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the PLUS that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.  Unless otherwise provided in the applicable pricing supplement, Section 1256 of the Code should not apply to the PLUS, even if the PLUS is listed on an exchange, board of trade or market.  U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the PLUS.

Possible Alternative Tax Treatments of an Investment in the PLUS

Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  The IRS could, for instance, seek to treat a PLUS as a debt instrument.  The risk that buffered securities might be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities.  In particular, with respect to a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) more than one year from its date of issuance, the IRS could seek to treat a PLUS as subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the PLUS every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

In addition, the IRS could seek to treat a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) one year or less from its date of issuance (a “Short-term PLUS”) as a short-term debt obligation.  Under such a treatment, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term PLUS would be treated as ordinary income.  In addition, such a PLUS would be treated as issued with OID.  In such a case, (1) gain recognized by a U.S. Holder upon sale or exchange of the Short-term PLUS would be treated as ordinary income to the extent of any accrued OID, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term PLUS) might be required to accrue into income OID over the term of the Short-term PLUS before maturity.  However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term PLUS would not be known as of the issue date.  U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term PLUS.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the PLUS, other alternative U.S. federal income tax treatments of the PLUS are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the PLUS.  It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue OID as income on a current basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the PLUS and the proceeds from a sale, exchange or other disposition of the PLUS, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale, exchange or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the PLUS is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS.

Tax Treatment upon Sale, Exchange or Settlement of a PLUS

Unless otherwise provided in the applicable pricing supplement, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes as described above and the discussion herein assumes such treatment.

Subject to the discussions on backup withholding, the possible application of Sections 871(m) and 897 of the Code, and the discussion below under “—Legislation Affecting Certain Non-U.S. Holders,” a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the PLUS should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the PLUS, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the PLUS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the PLUS to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Since the settlement payment with respect to a PLUS could be determined by reference to a “total return index” that reflects a notional reinvestment of dividends, it is possible that Section 871(m) of the Code could apply to the PLUS.  If Section 871(m) of the Code were to apply, the settlement payment would be treated, in whole or in part, as a “dividend equivalent” from sources within the United States.  In that case, a Non-U.S. Holder would be subject to a withholding tax at a rate equal to 30%, or a lesser rate pursuant to an applicable tax treaty, with respect to the dividend equivalent amounts.  Because the IRS and the U.S. Treasury Department have not issued any guidance on the scope and application of Section 871(m) of the Code, we currently do not intend to withhold on payments to Non-U.S. Holders with respect to the PLUS (subject to compliance by such holders with the certification requirement described above).  If, however, withholding is required as a result of  any future guidance from the IRS and the U.S. Treasury Department, we will not be required to pay any additional amounts with respect to amounts so withheld.  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 871(m) of the Code applies to the PLUS.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the PLUS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the PLUS.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a PLUS” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied.  Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014.  The extent to which this legislation applies to a PLUS is not clear.  If the PLUS were recharacterized as a debt instrument, as described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the PLUS,” or, if any payment on a PLUS, in whole or in part, were treated as a “dividend equivalent” from sources within the United States, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” this legislation could apply to certain amounts realized upon a sale, exchange or settlement of a PLUS issued after March 18, 2012.  If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld.  Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation for their investment in the PLUS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the PLUS as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have agreed, to use reasonable efforts to solicit offers to purchase the PLUS.  We will have the sole right to accept offers to purchase the PLUS and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase PLUS.  We will pay the agent, in connection with sales of the PLUS resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the PLUS to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the PLUS to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the PLUS it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the PLUS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of PLUS that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the PLUS on a national securities exchange. The agent may make a market in the PLUS as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the PLUS.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the PLUS in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the PLUS, the agent may offer and sell those PLUS in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the PLUS and may cease to make a market at any time without notice.

In order to facilitate the offering of the PLUS, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or of the individual stocks that constitute the underlying index or basket indices or, if the PLUS are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index.  Specifically, the agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing PLUS in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the PLUS or the individual stocks that constitute the underlying index or basket indices or, if the PLUS are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the PLUS.  Finally, in any offering of the PLUS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the PLUS in the offering, if the agent repurchases previously distributed PLUS to cover syndicate short positions or to stabilize the price of the PLUS.  Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the PLUS through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the PLUS offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the PLUS, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of PLUS.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of PLUS, we expect to deliver the PLUS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of PLUS is more than three business days after the pricing date, purchasers who wish to trade PLUS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

PLUS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our PLUS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those PLUS.

The agent has represented and agreed, and any other agent through which we may offer any PLUS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such PLUS offered on a global basis, purchasers of any such PLUS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the PLUS, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The PLUS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The PLUS may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the PLUS or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the PLUS, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the PLUS which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where PLUS are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the PLUS pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law.